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                                                                       Exhibit 5


               [The PNC Financial Services Group, Inc. Letterhead]




September 18, 2001




Board of Directors
The PNC Financial Services Group, Inc.
PNC Funding Corp
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA  15222-2707

Ladies and Gentlemen:

This opinion is issued in connection with the Registration Statement on Form S-3 (the "Registration Statement") of The PNC Financial Services Group, Inc. (the "Corporation") and PNC Funding Corp ("PNC Funding") to be filed with the Securities and Exchange Commission (the "Commission"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) unsecured debt securities of PNC Funding ("Debt Securities"), guaranteed by the Corporation (the "Guarantees"), (ii) warrants of PNC Funding to purchase Debt Securities ("Debt Warrants"), (iii) shares of the Corporation's common stock, par value $5.00 per share ("Common Stock"), (iv) shares of the Corporation's preferred stock, par value $1.00 per share ("Preferred Stock"),
(v) depositary shares representing Preferred Stock ("Depositary Shares") to be evidenced by depositary receipts to be issued pursuant to a Deposit Agreement (in the form filed as Exhibit 4.5 of the Registration Statement on Form S-3 filed August 29, 1997 (Registration No. 333-34709), the "Deposit Agreement") in the event the Corporation elects to offer fractional interests in shares of Preferred Stock, (vi) warrants of the Corporation to purchase Common Stock, Preferred Stock and Depositary Shares ("Equity Warrants" and together with the Debt Warrants, the "Warrants") with a proposed maximum offering price for such Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants of $4,297,000,000, plus an undetermined number of shares of Common Stock, Preferred Stock, Depositary Shares and an indeterminate principal amount of Debt Securities, in each case issuable upon conversion, exchange or exercise of the Preferred Stock, Debt Securities or Warrants registered thereunder. The Common Stock, the Preferred Stock and the Depositary Shares are collectively referred to as the "Registered Equity Securities". The Prospectus contained in the Registration Statement is referred to as the "Basic Prospectus". The term "Total Prospectus" refers to the Basic Prospectus and the applicable supplement to such Basic Prospectus with respect to a particular offering of Debt Securities or Registered Equity Securities.

As Senior Counsel to the Corporation, I have examined (1) the Articles of Incorporation and By-Laws, each as amended to date, of the Corporation; (2) the Articles of Incorporation and By-Laws, each as amended to date, of PNC Funding;
(3) the Indenture dated as of December 1, 1991, as amended and supplemented by the Supplemental Indenture dated as of February 15, 1993 filed as Exhibit 4.6 and Exhibit 4.7, respectively, of



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the Registration Statement on Form S-3 filed August 29, 1997 (Registration No.
333-34709), and as further amended and supplemented by a Second Supplemental Indenture dated February 15, 2000 filed as Exhibit 4.4 to the Current Report on Form 8-K filed February 18, 2000 (File No. 1-9718) (as amended, the "Indenture"), pursuant to which the Debt Securities and related Guarantees will be issued; (4) the Deposit Agreement; (5) the Registration Statement, including the Basic Prospectus and the Exhibits being filed with it and as of this date incorporated therein by reference; (6) the resolutions adopted by the Corporation's Board of Directors at a meeting duly held on August 23, 2001; and
(7) the Unanimous Written Consent of the Board of Directors of PNC Funding dated as of September 10, 2001. I have also examined such records, certificates and other documents relating to the Corporation and PNC Funding that I have considered necessary or appropriate for the purposes of this opinion.

In making such examination and rendering the opinions set forth below, I have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to me as originals; and (iii) the conformity to the originals of all documents submitted to me as certified, telecopied, photostated or reproduced copies and the authenticity of all originals of such documents.

I am admitted to practice law in the Commonwealth of Pennsylvania and do not purport to be an expert on or to express any opinion on any laws other than laws of the Commonwealth of Pennsylvania and the federal securities laws of the United States of America. This opinion speaks as of today's date and is limited to statutes, regulations and judicial interpretations in force as of today's date. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the foregoing be changed by legislative or regulatory action, judicial decision or otherwise or should the agreements or other documents (or forms thereof) that I have examined in connection with this opinion hereafter be changed.

With respect to any Common Stock held as treasury shares that may be sold, my opinion is also subject to the condition that such shares had been validly issued before they were reacquired by the Corporation and became treasury shares. With respect to my opinion relating to Depositary Shares, I have assumed that the Deposit Agreement has been duly authorized, executed and delivered by the Corporation and the applicable depositary, and that the depositary receipts have been duly countersigned by a registrar and the applicable depositary in accordance with the Deposit Agreement. With respect to each of the Common Stock and Preferred Stock, I have assumed that certificates evidencing such Registered Equity Securities have been duly countersigned by the applicable registrar and transfer agent. With respect to my opinion relating to any Warrant, I have assumed that any Warrant Agreement pursuant to which the Warrants are issued has been duly authorized, executed and delivered by the Corporation and/or PNC Funding, as the case may be, and the applicable warrant agent, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate an applicable law or result in a material default under or material breach of any agreement or instrument binding upon the Corporation or PNC Funding and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation or PNC Funding, and the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

(1) When the Registration Statement has become effective in accordance with applicable law, appropriate corporate action is taken with respect to Registered Equity Securities being issued and sold, and the Registered Equity Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement and the Total Prospectus, with payment having been made therefor, then such Registered Equity Securities will be validly issued, fully paid and nonassessable. To the extent such Registered Equity Securities are shares of Preferred Stock that are convertible into Common Stock, when



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such shares are converted pursuant to and in accordance with the terms of the
Preferred Stock, the resulting shares of Common Stock will be validly issued, fully paid and nonassessable.

(2) When the Registration Statement has become effective in accordance with applicable law, appropriate corporate action is taken with respect to the Debt Securities and related Guarantees being issued and sold, and the Debt Securities and related Guarantees are authenticated and issued pursuant to and in accordance with the terms and conditions set forth in the Indenture and delivered and sold as set forth in the Registration Statement and the Total Prospectus, with payment having been made therefor, then such Debt Securities and Guarantees will constitute valid and legally binding obligations of PNC Funding and the Corporation, respectively, except as enforceability is limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally or general equitable principles, whether considered in a proceeding in equity or at law.

(3) When the Registration Statement has become effective in accordance with applicable law, appropriate corporate action is taken with respect to the Warrants being issued and sold, and the Warrants are issued pursuant to and in accordance with the terms and conditions set forth in Warrant Agreement and sold as set forth in the Registration Statement and the Total Prospectus, with payment having been made therefor, then such Warrants will constitute valid and legally binding obligations of PNC Funding and the Corporation, as the case may be, except as enforceability is limited by applicable bankruptcy, insolvency, receivership, readjustment of debt, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors' rights generally or general equitable principles, whether considered in a proceeding in equity or at law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus included in Part I of the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/   Thomas R. Moore
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Thomas R. Moore
Senior Counsel and Corporate Secretary










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